PAGE NO. 27
WAVERLY, INC.

                                   EXHIBIT 11
                                   -----------

COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS OF DOLLARS - EXCEPT PER SHARE AMOUNTS)
-------------------------------------------------------------------------------------
                                          THREE MONTHS ENDED       NINE MONTHS ENDED
                                              SEPTEMBER 30,           SEPTEMBER 30,
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                                             1997        1996        1997       1996
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

Net Earnings:                              $  671      $1,155      $3,828      $3,575

Primary earnings                           $  671      $1,155      $3,828      $3,575
-------------------------------------------------------------------------------------
Fully diluted earnings                     $  671      $1,155      $3,828      $3,575
-------------------------------------------------------------------------------------
Weighted average shares outstanding         8,939       8,909       8,932       8,896
Dilutive common stock equivalents for
  primary earnings per share                  491         453         440         435
-------------------------------------------------------------------------------------
Weighted average shares and common
  equivalent shares outstanding
  for primary earnings per share            9,430       9,362       9,372       9,331

Additional equivalent shares
  assuming full dilution                        3          68          53          86
-------------------------------------------------------------------------------------
Weighted average shares and common
  equivalent shares for fully
  diluted earnings per share                9,433       9,430       9,425       9,417
-------------------------------------------------------------------------------------
Earnings per share

  Primary                                  $ 0.07      $ 0.12      $ 0.41      $ 0.38
=====================================================================================
  Fully diluted (1)                        $ 0.07      $ 0.12      $ 0.41      $ 0.38
=====================================================================================

(1) Not presented on the Condensed Consolidated Statements of Income because fully diluted earnings per share had a differential less than 3% of primary earnings per share.